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As filed with the Securities and Exchange Commission on October 19, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INHALE THERAPEUTIC SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	94-3134940 (I.R.S. Employer Identification No.)

150 Industrial Road
San Carlos, CA 94070
(Address of principal executive offices)

2000 NON-OFFICER EQUITY INCENTIVE PLAN
(Full title of the plans)

Ajit S. Gill
Chief Executive Officer and President
Inhale Therapeutic Systems, Inc.
150 Industrial Road
San Carlos, CA 94070
(650) 631-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark P. Tanoury, Esq.
John M. Geschke, Esq.
Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, California 94306
(650) 843-5000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock (par value $0.0001)	1,900,000	See Notes to Calculation of Registration Fee below	$40,847,024.00	$10,211.76

(1)
1,900,000 shares to be registered pursuant to the 2000 Non-Officer Equity Incentive Plan. This registration statement shall cover any additional shares of Common Stock which become issuable under the 2000 Non-Officer Equity Incentive Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares of the Registrant's outstanding Common Stock.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price of the shares to be offered under the plans are based upon: (a) the weighted average exercise price for shares issuable pursuant to outstanding options granted under the 2000 Non-Officer Equity Incentive Plan and (b) the average of the high and low prices of the Registrant's Common Stock on October 12, 2001, as reported on the Nasdaq National Market (pursuant to Rule 457(c) under the Securities Act of 1933, as amended) for shares reserved for future issuance under the 2000 Non-Officer Equity Incentive Plan. The registration fee is calculated as follows:

Plan	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares issuable pursuant to outstanding options under the 2000 Non-Officer Equity Incentive Plan	880,000	$26.2373	$23,088,824.00
Shares reserved for future issuance under the 2000 Non-Officer Equity Incentive Plan	1,020,000	$17.41	$17,758,200.00
Total			$40,847,024.00

INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENT ON FORM S-8 NO. 333-65919,
REGISTRATION STATEMENT ON FORM S-8 NO. 333-74669,
REGISTRATION STATEMENT ON FORM S-8 NO. 333-32788, AND
REGISTRATION STATEMENT ON FORM S-8 NO. 333-54078.

    The contents of Registration Statement on Form S-8 No. 333-65919 filed with the Securities and Exchange Commission on October 20, 1998, Registration Statement on Form S-8 No. 333-74669 filed with the Securities and Exchange Commission on March 19, 1999, Registration Statement on Form S-8 No. 333-32788 filed with the Securities and Exchange Commission on March 17, 2000, and Registration Statement on Form S-8 No. 333-54078 filed with the Securities and Exchange Commission on January 19, 2001 are incorporated by reference herein.

EXHIBITS

Exhibit Number		Description
3.1	(1)	Certificate of Incorporation of Inhale.
3.2	(1)	Bylaws of Inhale.
3.3	(2)	Certificate of Amendment of the Amended Certificate of Incorporation.
4.1		Reference is made to Exhibits 3.1, 3.2 and 3.3.
4.2	(3)	Restated Investor Rights Agreement, dated April 29, 1993, as amended October 29, 1993, by and among Inhale and certain other persons named therein.
4.3	(4)	Stock Purchase Agreement, dated January 18, 1995, by and between Inhale and Pfizer Inc.
4.4	(5)	Form of Purchase Agreement, dated January 28, 1997, by and between Inhale and the individual Purchasers.
4.5	(6)	Stock Purchase Agreement, dated December 8, 1998, by and between Inhale and Capital Research and Management Company.
4.6	(7)	Purchase Agreement, dated October 6, 1999, by and among Inhale and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc.
4.7	(7)	Registration Rights Agreement, dated October 13, 1999, by and among Inhale and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc.
4.8	(7)	Indenture, dated October 13, 1999, by and between Inhale as Issuer and Chase Manhattan Bank and Trust Company, National Association, as Trustee.
4.9	(7)	Form of Inhale Registration Rights Agreement, dated January 25, 2000, by and between Inhale and Selling Shareholder.
4.10	(8)
		Purchase Agreement, dated February 2, 2000, by and among Inhale and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.11	(8)
		Resale Registration Rights Agreement, dated February 8, 2000, by and among Inhale and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.12	(8)	Indenture, dated February 8, 2000, by and between Inhale as Issuer and Chase Manhattan Bank and Trust Company, National Association, as Trustee.
4.13	(2)	Specimen common stock certificate.

4.14	(9)	Specimen warrants to purchase shares of common stock.
4.15	(10)
		Purchase Agreement, dated October 11, 2000, by and among Inhale and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc., and U.S. Bancorp Piper Jaffray Inc.
4.16	(10)
		Resale Registration Rights Agreement, dated October 17, 2000, by and among Inhale and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.17	(10)	Indenture, dated October 17, 2000, by and between Inhale, as Issuer, and Chase Manhattan Bank and Trust Company, National Association, as Trustee.
4.18	(11)	Certificate of Designation of Series A Junior Participating Preferred Stock.
4.19	(11)	Rights Agreement, dated June 1, 2001, by and among Inhale and Mellon Investor Services LLC.
4.20	(11)	Form of Right Certificate.
5.1	(12)	Opinion of Cooley Godward LLP.
23.1	(12)	Consent of Ernst & Young LLP, independent auditors.
23.2	(12)	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	(12)	Power of Attorney. Reference is made to Signature Page.
99.1	(12)	2000 Non-Officer Equity Incentive Plan, as amended.

(1)
Incorporated by reference to the indicated exhibit in Inhale's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(2)
Incorporated by reference to the indicated exhibit in Inhale's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

(3)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-1 (No. 33-75942), as amended.

(4)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-1 (No. 33-89502), as amended.

(5)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-3 (No. 333-20787), filed on January 31, 1997.

(6)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-3 (No. 333-68897), as amended.

(7)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-3 (No. 333-94161), as amended.

(8)
Incorporated by reference to the indicated exhibit in Inhale's Annual Report on Form 10-K for the year ended December 31, 1999.

(9)
Incorporated by reference to the indicated exhibit in Inhale's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(10)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-3 (No. 333-53678), filed on January 12, 2001.

(11)
Incorporated by reference to the indicated exhibit in Inhale's Current Report on Form 8-K, filed on June 4, 2001.

(12)
Filed herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on October 19, 2001.

INHALE THERAPEUTIC SYSTEMS, INC.
By:	/s/ Ajit S. Gill Ajit S. Gill Chief Executive Officer and President

POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ajit S. Gill and Brigid A. Makes, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ajit S. Gill Ajit S. Gill	Chief Executive Officer and President (Principal Executive Officer)	October 19, 2001
/s/ Brigid A. Makes Brigid A. Makes	Chief Financial Officer and Vice President (Principal Financial and Accounting Officer)	October 19, 2001
/s/ Robert B. Chess Robert B. Chess	Chairman of the Board	October 19, 2001
/s/ John S. Patton John S. Patton	Vice President and Director	October 19, 2001
/s/ James B. Glavin James B. Glavin	Director	October 19, 2001
/s/ Melvin Perelman Melvin Perelman	Director	October 19, 2001
/s/ Irwin Lerner Irwin Lerner	Director	October 19, 2001
/s/ Roy A. Whitfield Roy A. Whitfield	Director	October 19, 2001

EXHIBIT INDEX

Exhibit Number		Description
3.1	(1)	Certificate of Incorporation of Inhale.
3.2	(1)	Bylaws of Inhale.
3.3	(2)	Certificate of Amendment of the Amended Certificate of Incorporation.
4.1		Reference is made to Exhibits 3.1, 3.2 and 3.3.
4.2	(3)	Restated Investor Rights Agreement, dated April 29, 1993, as amended October 29, 1993, by and among Inhale and certain other persons named therein.
4.3	(4)	Stock Purchase Agreement, dated January 18, 1995, by and between Inhale and Pfizer Inc.
4.4	(5)	Form of Purchase Agreement, dated January 28, 1997, by and between Inhale and the individual Purchasers.
4.5	(6)	Stock Purchase Agreement, dated December 8, 1998, by and between Inhale and Capital Research and Management Company.
4.6	(7)	Purchase Agreement, dated October 6, 1999, by and among Inhale and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc.
4.7	(7)	Registration Rights Agreement, dated October 13, 1999, by and among Inhale and Lehman Brothers Inc., Deutsche Bank Securities Inc. and U.S. Bancorp Piper Jaffray Inc.
4.8	(7)	Indenture, dated October 13, 1999, by and between Inhale as Issuer and Chase Manhattan Bank and Trust Company, National Association, as Trustee.
4.9	(7)	Form of Inhale Registration Rights Agreement, dated January 25, 2000, by and between Inhale and Selling Shareholder.
4.10	(8)
		Purchase Agreement, dated February 2, 2000, by and among Inhale and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.11	(8)
		Resale Registration Rights Agreement, dated February 8, 2000, by and among Inhale and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.12	(8)	Indenture, dated February 8, 2000, by and between Inhale as Issuer and Chase Manhattan Bank and Trust Company, National Association, as Trustee.
4.13	(2)	Specimen common stock certificate.
4.14	(9)	Specimen warrants to purchase shares of common stock.
4.15	(10)
		Purchase Agreement, dated October 11, 2000, by and among Inhale and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc., and U.S. Bancorp Piper Jaffray Inc.
4.16	(10)
		Resale Registration Rights Agreement, dated October 17, 2000, by and among Inhale and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray Inc.
4.17	(10)	Indenture, dated October 17, 2000, by and between Inhale, as Issuer, and Chase Manhattan Bank and Trust Company, National Association, as Trustee.
4.18	(11)	Certificate of Designation of Series A Junior Participating Preferred Stock.

4.19	(11)	Rights Agreement, dated June 1, 2001, by and among Inhale and Mellon Investor Services LLC.
4.20	(11)	Form of Right Certificate.
5.1	(12)	Opinion of Cooley Godward LLP.
23.1	(12)	Consent of Ernst & Young LLP, independent auditors.
23.2	(12)	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.
24.1	(12)	Power of Attorney. Reference is made to Signature Page.
99.1	(12)	2000 Non-Officer Equity Incentive Plan, as amended.

(1)
Incorporated by reference to the indicated exhibit in Inhale's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

(2)
Incorporated by reference to the indicated exhibit in Inhale's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

(3)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-1 (No. 33-75942), as amended.

(4)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-1 (No. 33-89502), as amended.

(5)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-3 (No. 333-20787), filed on January 31, 1997.

(6)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-3 (No. 333-68897), as amended.

(7)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-3 (No. 333-94161), as amended.

(8)
Incorporated by reference to the indicated exhibit in Inhale's Annual Report on Form 10-K for the year ended December 31, 1999.

(9)
Incorporated by reference to the indicated exhibit in Inhale's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.

(10)
Incorporated by reference to the indicated exhibit in Inhale's Registration Statement on Form S-3 (No. 333-53678), filed on January 12, 2001.

(11)
Incorporated by reference to the indicated exhibit in Inhale's Current Report on Form 8-K, filed on June 4, 2001.

(12)
Filed herewith.

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EXHIBITS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX